QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2001

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	0-20047	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

    The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit Number	Description
99.1	Supplemental information dated September 30, 2001 for Corporate Office Properties Trust.

Item 9.  Regulation FD Disclosure

    In connection with its release of earnings on October 24, 2001, the Registrant is making available certain additional information pertaining to its properties and operations as of and for the period ended September 30, 2001. This information is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2001	CORPORATE OFFICE PROPERTIES TRUST
	By:	/s/ RANDALL M. GRIFFIN
	Name:	Randall M. Griffin
	Title:	President and Chief Operating Officer
	By:	/s/ ROGER A. WAESCHE, JR.
	Name:	Roger A. Waesche, Jr.
	Title:	Chief Financial Officer

QuickLinks

  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES